SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities
         Exchange Act of 1934.

Date of Report (Date of earliest event reported)    MARCH 13, 1997
                                                    ---------------

                          FIRST AMERICAN RAILWAYS, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

   NEVADA                           33-14751-D                      87-0443800
 ------------                    ----------------                --------------
(State of                        (Commission File                 (IRS Employer
Incorporation)                        Number)                    Identification
                                                                      Number)

           3700 NORTH 29TH AVENUE, SUITE 202, HOLLYWOOD, FLORIDA 33020
           -----------------------------------------------------------
           (Address of principal executive offices of the registrant)

Registrant's telephone number, including area code: (954) 920-0606
                                                    --------------


                 ----------------------------------------------
              (Former name or former address, if changed since last
                                     report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 13, 1997, the Registrant purchased all of the capital stock of The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG") from Charles E. Bradshaw, Jr. (the "Seller"). In connection with that transaction the Seller became a director of the Registrant. The Registrant paid the Seller of D&SNG the following: (i) approximately $5 million in cash; (ii) $10,050,000 in seller financing consisting of two promissory notes: a one-year note (subject to extension as described below) for $4.2 million which bears annual interest (payable monthly) at the 30-day commercial paper rate as published by THE WALL STREET JOURNAL plus 650 basis points per annum; and a five-year note for $5.85 million which bears interest at an annual rate of 9.25% which increases to 10%;
(iii) 200,000 shares of common stock of the Registrant; and (iv) a common stock purchase warrant covering 1,610,000 shares exercisable at $3.50 per share. The Registrant has agreed to register for resale the 200,000 shares and the 1,610,000 shares underlying the aforementioned warrant. The term of the $4.2 million note may be extended by the Registrant, at its option, for an additional six months upon the occurrence of certain circumstances; at maturity this note is convertible by the holder thereof into common stock of the Registrant at a conversion rate equal to the then-closing sales price of the Registrant's common stock (not to exceed $5.00 per share); at the maturity date, should the noteholder elect to receive cash in full payment of the $4.2 million note (in lieu of conversion into common stock), then the Registrant may extend the maturity date for an additional eighteen months. The obligations represented by the Notes are secured by a second position on substantially all of the assets of D&SNG.

         The purchase price for the acquisition of D&SNG was determined by arms-length negotiations with the Seller. The cash portion of the purchase price was paid from available funds of the Company and from a portion of the proceeds of a five-year term loan to the Registrant from NationsBank, N.A. (South). This loan is secured by substantially all of the assets of D&SNG.

         The principal assets of D&SNG consist of real property, rolling stock and related railroad equipment.

         The real property used by D&SNG consists of approximately 975 acres and includes two terminals. Of the total acreage, D&SNG uses approximately 735 acres pursuant to easements and rights-of-way, and the remainder is held in fee simple ownership. One terminal is in Durango (La Plata County), Colorado, and is located on approximately 40 acres of D&SNG-owned land, along with other improvements, including various buildings and a parking lot. The second terminal is in Silverton (San Juan County), Colorado, where D&SNG owns approximately 50 acres of land including the depot. The

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D&SNG terminals are connected by an approximate 45-mile railroad right-of-way, which ranges between 100 to 200 feet in width, approximately 30 miles of which are located on public lands within the San Juan National Forest. The right-of-way has railroad track and various other improvements located thereon.

         The real estate improvements consist primarily of the following buildings:

                                                         SQUARE
     DESCRIPTION (LOCATION)                              FOOTAGE
     ---------------------                             -----------
     Depot (Durango)                                      4,952
     Roundhouse (Durango)                                39,089
     Car Shops (Durango)                                  9,956
     Security Building (Durango)                            207
     Freight Depot (Durango)                              2,684
     Warehouse (Durango)                                  2,232
     Garage (Rockwood)                                    1,100
     Depot (Silverton)                                    2,480

         The operating rolling stock of D&SNG consists of six 1920s vintage steam locomotives, 45 passenger coaches (enclosed, open gondola and parlor cars), and one caboose.

         The Registrant intends to continue the operation of D&SNG and to utilize the above-described assets for the same purposes for which they were employed prior to the acquisition.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS

         The financial statements required to be filed in connection with this Form 8-K will be filed by amendment no later than May 27, 1997.

    (b)  PROFORMA FINANCIAL INFORMATION

         The proforma financial information required to be filed in connection with this Form 8-K will be filed by amendment no later than May 27, 1997.

    (c)  EXHIBITS

         4 Common Stock Purchase Warrant Certificate held by Charles E. Bradshaw, Jr., dated March 13, 1997*.

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         10.1 Share Purchase Agreement between The Durango & Silverton Narrow
              Gauge Railroad Company and the Registrant, dated December 10, 1996, and Addendum to Share Purchase Agreement, dated February 28, 1997*.

         10.2 Promissory Note in the amount of $4,200,000 from the Registrant in favor of Charles E. Bradshaw, Jr., dated March 13, 1997*.

         10.3 Promissory Note in the amount of $5,850,000 from the Registrant in favor of Charles E. Bradshaw, Jr., dated March 13, 1997*.

         10.4 Registration Rights and Price Guaranty Agreement between Charles
              E. Bradshaw, Jr. and the Registrant, dated March 13, 1997*.

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*        Incorporated by reference to the Registrant's Annual Report on
         Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (via EDGAR) on March 28, 1997.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             FIRST AMERICAN RAILWAYS, INC.

DATE:  MARCH 28, 1997                        BY:  /S/ WILLIAM T. NANOVSKY
                                                  -------------------------
                                                  WILLIAM  T.  NANOVSKY, VICE
                                                  PRESIDENT AND CHIEF FINANCIAL
                                                  OFFICER



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